SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934



Date of Report (Date of earliest event reported) August 23, 1996


                             TOUCAN GOLD CORPORATION
               (Exact name of registrant as specified in charter)



       Delaware                 33-28562                    75-2661571
(State of incorporation)(Commission File Number)(IRS Employer Identification No)




8201 Preston Road, Suite 600,       Dallas, Texas            75225
- ------------------------------------------------------------------
(Address of Principal Executive Offices)                  (Zip Code)



Registrant's telephone number, including area code           (214) 890-8065
                                        ----------------------------------------






             -----------------------------------------------------
          (Former name or former address, if changed since last report)



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Item 5.  Other Events

                  On August 23, 1996, Toucan Gold Corporation ("Toucan Gold") and Toucan Mining Limited ("Toucan Mining") (collectively, "Toucan") signed a letter of intent (the "Letter of Intent") with HRC Development Corporation ("HRC") and Eldorado Gold Corporation ("Eldorado") (collectively, "HRC-Eldorado") with respect to certain properties (collectively, the "Property") in the Cuiaba Basin in the State of Mato Grosso, Brazil, to which Mineradora de Bauxita Ltda. ("MBL"), the wholly-owned subsidiary of Toucan Mining, has been granted certain priority mining claims by the Brazilian government. Such Letter of Intent is filed as an exhibit hereto. The Property covers approximately 4,766 square miles of mining claims in the Cuiaba Basin, which constitutes all of MBL's mining claims. Subject to the completion of a final agreement (the "Definitive Agreement") and the requirements of Brazilian law, the parties have agreed to give HRC-Eldorado an option (the "Option") to earn a 50% interest in 10% of MBL's mining claims or four (4) blocks of claims aggregating 476 square miles (the "Option Property") through the expenditure of Canadian ("Cdn") $5 million (the "Committed Amount") by HRC-Eldorado as set out in the following paragraph. If such Option is exercised by such expenditure within the Option Period (as hereinafter defined), subject to the requirements of Brazilian law, the parties would form a joint venture for the purpose of mineral exploration of the Property as more fully described below. Stock of each of HRC and Eldorado is traded on the Vancouver Stock Exchange and stock of Eldorado is also listed on the Toronto Stock Exchange.

                  The Letter of Intent provides that, subject to force majeure, HRC-Eldorado shall incur the Committed Amount, Cdn $5 million, in exploration expenditures ("Exploration Expenditures") on the Property within two years (the "Option Period") of the effective date of the Definitive Agreement. Exploration Expenditures will include, inter alia, satellite imagery, aerial photography, preparation of topographical maps, aeromagnetic surveys, geochemical work on certain areas of the Property, maintenance costs and basic drilling of the Property selected by HRC-Eldorado; provided, that only direct expenses (and not overhead expenses) will be included in the Exploration Expenditure total. HRC-Eldorado is required to spend at least (i) Cdn $2,000,000 in Exploration Expenditures during the first year of the Option Period and (ii) the balance of the Committed Amount, if any, during the second year of the Option Period. If HRC-Eldorado does not meet either condition, then Toucan may, at its sole discretion, terminate the Definitive Agreement without HRC-Eldorado acquiring any right, title or interest in or to any part of the Property, and HRC-Eldorado will deliver to Toucan all information and data collected pursuant to the Exploration Expenditures.

                  During the term of the Option Period, HRC-Eldorado shall act as operator, shall have possession of the Property and shall have sole and exclusive right to regulate access to the Property; provided, however, that an authorized representative of Toucan shall have access to the Property with the right to be accompanied by third parties. In addition, L. Clark Arnold, a Vice President and Director of the Company, will provide technical advice on behalf of Toucan to the carrying out of the exploration program. Negotiations

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         with occupants and/or surface-right owners of the Property shall be the responsibility of HRC-Eldorado and any such costs will be included in Exploration Expenditures; however, all dealings with the Brazilian Department of Mining shall continue to be conducted by Toucan.

                  On the date on which HRC-Eldorado has fully expended the Committed Amount as required (the "Option Exercise Date"), HRC-Eldorado will have the right to select in its discretion the Option Property, which shall comprise 10% of MBL's mining claims or four (4) blocks of claims aggregating 476 square miles of the Property. HRC-Eldorado shall acquire an indirect, undivided 50% right, title and interest in and to the Option Property. In order to minimize any impact on Toucan's ability to develop the remaining 90% of the Property, each block of the Option Property shall be a parcel of Property of defined dimension having a rectangular perimeter. Upon the Option Exercise Date, the undivided right, title and interest to the Property, except for the Option Property, shall remain with Toucan, and the right to exclusive possession of such Property shall be returned to MBL and Toucan, unburdened by any rights granted under the Definitive Agreement.

                  Subject to the requirements of Brazilian law and the negotiation and execution of the Definitive Agreement, it is anticipated that the transfer to HRC-Eldorado of its interest in the Option Property will be effected through the organization of a Brazilian company ("Brazilco"), which will hold an undivided right, title and interest to 100% of the Option Property. Brazilco will be a wholly-owned subsidiary, through an intermediary holding company ("Holdco"), of a public company ("Development Co.") organized under the laws of Canada or such other jurisdiction as Toucan and HRC-Eldorado shall agree. Each of Toucan and HRC-Eldorado will initially own 50% of Development Co., and each shall be entitled to elect (i) two of four board members of Holdco at all times during which such party holds 25% or more of the issued and outstanding shares of Development Co. and
         (ii) one of four board members of Holdco at all times during which such party holds 10% or more of the issued and outstanding shares of Development Co. It is further anticipated that Development Co. will raise money needed for the development of the Option Property through the public markets, and Toucan and HRC-Eldorado will have the opportunity to maintain their respective interests in Development Co. by participating in special warrants and/or public offerings by Development Co.

                  Each of Toucan and HRC have agreed to use their best efforts, in good faith, to effect the Definitive Agreement.


Item 7.           Financial Statements and Exhibits.

         (a)               Financial Statements of Business Acquired.

                           Not applicable.


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         (b)               Pro Forma Financial Information.

                           Not applicable.


         (c)               Exhibits.

                           10 Letter of Intent, dated August 23, 1996, by and among Toucan Gold Corporation, Toucan Mining Limited, HRC Development Corporation and Eldorado Gold Corporation (Schedule A to the Letter of Intent has been omitted pursuant to Item 601(b)(2) of Regulation S-K).






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                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                               Toucan Gold Corporation
                                               -------------------------
                                               (Registrant)



Date:  August 30, 1996                         By:   /s/  Robert Jeffcock
                                                    ----------------------
                                                      Robert Jeffcock
                                                      Chief Executive Officer

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                             TOUCAN GOLD CORPORATION

                                  EXHIBIT INDEX




Exhibit No.                             Description

           10 Letter of Intent, dated August 23, 1996, by and among Toucan Gold Corporation, Toucan Mining Limited, HRC Development
                          Corporation and Eldorado Gold Corporation.










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                                   EXHIBIT 10

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